Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $13.3 MILLION
FOURTH QUARTER EARNINGS

Diluted earnings per share of $0.37 in the fourth quarter of 2014
Board of Directors declares cash dividend of $0.12 per share
Board of Directors increases share repurchase authorization by $25.0 million

HONOLULU, HI, January 29, 2015 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the fourth quarter of 2014 of $13.3 million, or $0.37 per diluted share, compared to net income in the fourth quarter of 2013 of $10.3 million, or $0.24 per diluted share, and net income in the third quarter of 2014 of $8.2 million, or $0.23 per diluted share. For the year ended December 31, 2014, the Company’s net income was $40.5 million, or $1.07 per diluted share, compared to net income of $172.1 million, or $4.07 per diluted share in the previous year. Net income for the year ended December 31, 2013 included a non-cash income tax benefit of $119.8 million in the first quarter of 2013 related to the reversal of a significant portion of a valuation allowance established against the Company’s net deferred tax assets during the third quarter of 2009.  Excluding this income tax benefit, net income for the year ended December 31, 2013 was $52.3 million, or $1.24 per diluted share.

“We ended the year with continued meaningful gains in loans and deposits, an expanding net interest margin, as well as improvement in our credit quality,” said John C. Dean, Chairman and CEO.  “We are pleased with the progress made throughout 2014 and believe we are well positioned for continued growth in the coming year.”

In January 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share on the Company’s outstanding common shares, a 20% increase from $0.10 per share in the fourth quarter of 2014. The dividend will be payable on March 16, 2015 to shareholders of record at the close of business on February 27, 2015. This represents the seventh consecutive quarterly cash dividend.

During the fourth quarter of 2014, the Company repurchased 676,354 shares of common stock at a total cost of $13.0 million under its share repurchase program. The average cost was $19.28 per share repurchased.

In January 2015, the Company’s Board of Directors increased the authorization under the share repurchase program by an additional $25.0 million. This authorization, combined with the previously announced authorization of $30.0 million, brings the total repurchase authority to $55.0 million. From January 2 through January 28, 2015, the Company repurchased an additional 473,829 shares of common stock at an average cost of $19.64 per share repurchased. Remaining buyback authority under the share repurchase program was $29.2 million at January 28, 2015.

Significant Highlights and Fourth Quarter Results

▪	Reported net income of $13.3 million, compared to net income in the third quarter of 2014 of $8.2 million.

▪	Increased the loans and leases portfolio by $57.4 million to $2.93 billion at December 31, 2014, compared to $2.87 billion at September 30, 2014.

▪	Increased total deposits by $62.2 million to $4.11 billion at December 31, 2014, compared to $4.05 billion at September 30, 2014.

▪	Increased the net interest margin to 3.33% at December 31, 2014, compared to 3.30% at September 30, 2014.

▪
Recorded a credit to the provision for loan and lease losses of $5.4 million in the fourth quarter of 2014, compared to a credit to the provision for loan and lease losses of $1.7 million in the third quarter of 2014.

▪	Nonperforming assets decreased by $3.3 million to $42.0 million at December 31, 2014 from $45.3 million at September 30, 2014.

▪
Maintained a strong capital position with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 16.97%, 18.24%, and 12.03%, respectively, as of December 31, 2014, compared to 17.19%, 18.46%, and 11.87%, respectively, as of September 30, 2014.  The Company’s capital ratios continue to be well in excess of the minimum levels required for a “well-capitalized” regulatory designation.

Earnings Highlights
Net interest income for the fourth quarter of 2014 was $36.2 million, compared to $35.5 million in the year-ago quarter and in the third quarter of 2014.  Net interest margin was 3.33%, compared to 3.29% in the year-ago quarter and 3.30% in the third quarter of 2014. The sequential quarter increase in net interest income and net interest margin was primarily due to a $65.3 million increase in higher-yielding average loans and leases. The taxable equivalent yield on the investment securities portfolio increased to 2.64% in the current quarter, compared to 2.57% last quarter. The taxable equivalent yield on the loans and leases portfolio decreased to 3.94% in the current quarter from 3.96% last quarter.

In the fourth quarter of 2014, we recorded a credit to the provision for loan and lease losses of $5.4 million, compared to a credit of $1.3 million in the year-ago quarter and a credit of $1.7 million in the third quarter of 2014. The credit to the provision for loan and lease losses was primarily attributable to improving trends in credit quality.

Other operating income for the fourth quarter of 2014 totaled $10.2 million, compared to $12.2 million in the year-ago quarter and $11.5 million in the third quarter of 2014. The decrease from the year-ago quarter was primarily due to a gain on the early extinguishment of trust preferred debt of $1.0 million and investment securities gains of $0.5 million recorded in the fourth quarter of 2013. The sequential quarter decrease was primarily due to a partial recovery of a previous counterparty loss on a financing transaction of $0.6 million recorded in the third quarter of 2014 and lower net gains on sales of residential mortgage loans of $0.3 million.

Other operating expense for the fourth quarter of 2014 totaled $32.7 million, compared to $35.3 million in the year-ago quarter and $35.2 million in the third quarter of 2014.  The decrease from the year-ago quarter was primarily attributable to lower salaries and employee benefits of $2.9 million, partially offset by higher reserves for unfunded loan commitments of $0.4 million. The lower salaries and employee benefits is primarily due to a staff right-sizing initiative that began in 2013 and included a voluntary early retirement program and a reduction of select positions. In the year-ago quarter there was $1.8 million in severance, early retirement, and retention expenses related to this initiative, compared to a credit of $0.3 million in the current quarter.  The sequential quarter decrease was primarily attributable to Waikiki branch consolidation and relocation costs of $1.3 million recorded last quarter and lower foreclosed asset expense of $1.1 million, partially offset by higher salaries and employee benefits of $0.9 million. Salaries and employee benefits in the current quarter included additional accruals for restricted stock awards and incentive compensation totaling $1.3 million.

The efficiency ratio for the fourth quarter of 2014 was 70.59%, compared to 73.99% in the year-ago quarter and 75.00% in the third quarter of 2014. The efficiency ratio in the third quarter of 2014 was significantly impacted by the aforementioned branch consolidation and relocation costs and significant foreclosed asset expenses during the quarter.

In the fourth quarter of 2014, the Company recorded income tax expense of $5.8 million, compared to an income tax expense of $3.4 million in the year-ago quarter and income tax expense of $5.2 million in the third quarter of 2014. The effective tax rate for the fourth quarter of 2014 was 30.3%, compared to 38.9% in the third quarter of 2014. Our income tax expense and effective tax rate in the fourth quarter of 2014 was impacted by solar tax credits of $0.4 million and a credit true-up adjustment of our net deferred tax assets of $0.5 million. Our income tax expense and effective tax rate in the third quarter of 2014 increased due to a 2013 income tax return true-up adjustment of $0.9 million which was primarily related to a premium paid on the repurchase of preferred stock of two subsidiaries. As of December 31, 2014, the Company’s net deferred tax assets totaled $104.4 million.

Balance Sheet Highlights
Total assets at December 31, 2014 of $4.85 billion increased by $111.8 million from December 31, 2013, and increased by $102.7 million from September 30, 2014.

Total loans and leases at December 31, 2014 of $2.93 billion increased by $301.6 million and $57.4 million from December 31, 2013 and September 30, 2014, respectively.  The increase in total loans and leases from the third quarter of 2014 was primarily due to an increase in the residential mortgage and commercial and industrial loan portfolios of $30.5 million and $21.4 million, respectively.

Total deposits at December 31, 2014 were $4.11 billion, and increased by $174.1 million and $62.2 million from December 31, 2013 and September 30, 2014, respectively.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.31 billion at December 31, 2014.  This represents an increase of $212.9 million and $29.3 million from a year ago and from September 30, 2014, respectively.  Changes in total deposits during the quarter included net increases in noninterest-bearing demand deposits, time deposits, and savings and money market deposits of $38.1 million, $25.1 million, and $13.0 million, respectively, offset by a net decrease in interest-bearing demand deposits of $14.1 million.

Total shareholders’ equity was $568.0 million at December 31, 2014, compared to $660.1 million and $569.0 million at December 31, 2013 and September 30, 2014, respectively. The sequential quarter decrease is due primarily to repurchases of $13.0 million in common stock under the Company’s stock repurchase program, partially offset by net income of $13.3 million in the current quarter.

Asset Quality
Nonperforming assets at December 31, 2014 totaled $42.0 million, or 0.87% of total assets, compared to $45.3 million, or 0.95% of total assets at September 30, 2014.  The sequential-quarter change in nonperforming assets reflects a net decrease in U.S. Mainland commercial and industrial assets of $2.5 million, Hawaii construction and development assets of $1.1 million, and Hawaii commercial mortgage assets of $0.4 million, partially offset by a net increase in Hawaii residential mortgage assets of $0.9 million.

Loans delinquent for 90 days or more still accruing interest totaled $77,000 at December 31, 2014, compared to $62,000 at September 30, 2014.  In addition, loans delinquent for 30 days or more still accruing interest totaled $5.8 million at December 31, 2014, compared to $4.1 million at September 30, 2014.

Net charge-offs in the fourth quarter of 2014 totaled $3.4 million, compared to net charge-offs of $0.1 million in the fourth quarter of 2013, and net recoveries of $1.0 million in the third quarter of 2014. Net charge-offs during the fourth quarter of 2014 included charge-offs of two U.S. Mainland commercial and industrial loans to a single borrower on nonaccrual status totaling $2.5 million.

The ALLL, as a percentage of total loans and leases, was 2.53% at December 31, 2014, compared to 2.88% at September 30, 2014.  The ALLL, as a percentage of nonperforming assets, was 176.14% at December 31, 2014, compared to 182.90% at September 30, 2014.  The ALLL, as a percentage of nonaccrual loans, was 189.42% at December 31, 2014, compared to 198.67% at September 30, 2014.

Capital Levels
At December 31, 2014, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios were 16.97%, 18.24%, and 12.03%, respectively, compared to 17.19%, 18.46%, and 11.87%, respectively, at September 30, 2014.  The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through February 28, 2015 by dialing 1-877-344-7529 (passcode: 10059029) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.85 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 36 branches and 110 ATMs in the state of Hawaii, as of December 31, 2014.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except for per share amounts)	2014	2014	2013	2014	2013

INCOME STATEMENT
Net interest income	$36,184	$35,532	$35,496	$143,418	$133,109
Provision (credit) for loan and lease losses	(5,371)	(1,722)	(1,333)	(6,414)	(11,310)
Total other operating income	10,212	11,463	12,173	43,823	54,945
Total other operating expense	32,749	35,246	35,271	132,813	139,536
Net income	13,265	8,230	10,295	40,453	172,075
Basic earnings per common share	$0.37	$0.23	$0.24	$1.08	$4.10
Diluted earnings per common share	0.37	0.23	0.24	1.07	4.07
Dividends declared per common share	0.10	0.10	0.08	0.36	0.16

PERFORMANCE RATIOS
Return on average assets (1)	1.11%	0.69%	0.87%	0.85%	3.73%
Return on average shareholders' equity (1)	9.28	5.78	6.22	6.80	27.70
Return on average tangible shareholders' equity (1)	9.46	5.90	6.35	6.93	28.34
Efficiency ratio (2)	70.59	75.00	73.99	70.93	74.20
Net interest margin (1)	3.33	3.30	3.29	3.32	3.19
Dividend payout ratio (3)	27.03	43.48	33.33	33.33	3.90
Average shareholders' equity to average assets	11.97	11.99	13.95	12.50	13.47

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$2,914,253	$2,848,983	$2,553,574	$2,798,826	$2,394,955
Average interest-earning assets	4,397,741	4,354,108	4,368,386	4,380,314	4,235,052
Average assets	4,775,307	4,745,514	4,746,897	4,759,816	4,610,822
Average deposits	4,052,316	4,004,666	3,928,031	3,989,066	3,804,662
Average interest-bearing liabilities	3,148,376	3,168,016	3,152,826	3,175,510	3,061,652
Average shareholders' equity	571,514	569,118	662,106	595,210	621,282

			December 31,	September 30,	December 31,
			2014	2014	2013
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Tier 1 leverage capital ratio			12.03%	11.87%	20.30%
Tier 1 risk-based capital ratio			16.97	17.19	21.57
Total risk-based capital ratio			18.24	18.46	13.68

Central Pacific Bank
Tier 1 leverage capital ratio			11.57	11.26	19.63
Tier 1 risk-based capital ratio			16.33	16.30	20.90
Total risk-based capital ratio			17.59	17.57	13.22

BALANCE SHEET
Loans and leases			$2,932,198	$2,874,755	$2,630,601
Total assets			4,852,987	4,750,269	4,741,198
Total deposits			4,110,300	4,048,096	3,936,173
Long-term debt			92,785	92,785	92,799
Total shareholders' equity			568,041	569,042	660,113
Total shareholders' equity to total assets			11.70%	11.98%	13.92%
Tangible common equity to tangible assets (4)			11.52	11.78	13.69

ASSET QUALITY
Allowance for loan and lease losses			$74,040	$82,838	$83,820
Non-performing assets			42,035	45,292	46,751
Allowance to loans and leases outstanding			2.53%	2.88%	3.19%
Allowance to non-performing assets			176.14	182.90	179.29

PER SHARE OF COMMON STOCK
Book value per common share			$16.12	$15.85	$15.68
Tangible book value per common share			15.84	15.55	15.37
Market value per common share			21.50	17.93	20.08

(1) Annualized
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company's GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2014	2014	2013	2014	2013

Adjusted Net Income
Reported net income	$13,265	$8,230	$10,295	$40,453	$172,075
Release of valuation allowance on net deferred tax assets	-	-	-	-	(119,802)
Adjusted net income	$13,265	$8,230	$10,295	$40,453	$52,273

Adjusted Diluted Earnings Per Share
Diluted earnings per share	$0.37	$0.23	$0.24	$1.07	$4.07
Release of valuation allowance on net deferred tax assets	-	-	-	-	(2.83)
Adjusted diluted earnings per share	$0.37	$0.23	$0.24	$1.07	$1.24

	December 31,	September 30,	December 31,
	2014	2014	2013
Tangible Common Equity Ratio
Total shareholders' equity	$568,041	$569,042	$660,113
Less: Other intangible assets	(10,029)	(10,698)	(12,704)
Tangible common equity	$558,012	$558,344	$647,409

Total assets	$4,852,987	$4,750,269	$4,741,198
Less: Other intangible assets	(10,029)	(10,698)	(12,704)
Tangible assets	$4,842,958	$4,739,571	$4,728,494
Tangible common equity to tangible assets	11.52%	11.78%	13.69%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except share data)	2014	2014	2013

ASSETS
Cash and due from banks	$72,316	$76,047	$45,092
Interest-bearing deposits in other banks	13,691	14,074	4,256
Investment securities:
Available for sale	1,229,018	1,184,564	1,407,999
Held to maturity (fair value of $235,597 at December 31, 2014,
$235,929 at September 30, 2014 and $238,705 at December 31, 2013)	238,287	242,141	252,047
Total investment securities	1,467,305	1,426,705	1,660,046

Loans held for sale	9,683	5,352	12,370

Loans and leases	2,932,198	2,874,755	2,630,601
Less allowance for loan and lease losses	74,040	82,838	83,820
Net loans and leases	2,858,158	2,791,917	2,546,781

Premises and equipment, net	49,214	49,092	49,039
Accrued interest receivable	13,584	12,722	14,072
Investment in unconsolidated subsidiaries	7,246	7,548	9,127
Other real estate	2,948	3,596	5,163
Mortgage servicing rights	19,668	19,800	20,079
Other intangible assets	10,029	10,698	12,704
Bank-owned life insurance	152,283	151,524	149,604
Federal Home Loan Bank stock	43,932	44,457	46,193
Other assets	132,930	136,737	166,672
Total assets	$4,852,987	$4,750,269	$4,741,198

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,034,146	$996,033	$891,017
Interest-bearing demand	788,272	802,336	728,619
Savings and money market	1,242,598	1,229,576	1,207,016
Time	1,045,284	1,020,151	1,109,521
Total deposits	4,110,300	4,048,096	3,936,173

Short-term borrowings	38,000	-	8,015
Long-term debt	92,785	92,785	92,799
Other liabilities	43,861	40,346	44,037
Total liabilities	4,284,946	4,181,227	4,081,024

Equity:
Preferred stock, no par value, authorized 1,100,000 shares; issued and outstanding
none at December 31, 2014, September 30, 2014, and December 31, 2013	-	-	-
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding
35,233,674 shares at December 31, 2014, 35,903,230 shares at September 30, 2014
and 42,107,633 shares at December 31, 2013	642,205	655,219	784,547
Surplus	79,716	77,598	75,498
Accumulated deficit	(157,039)	(166,740)	(184,087)
Accumulated other comprehensive income (loss)	3,159	2,965	(15,845)
Total shareholders' equity	568,041	569,042	660,113
Non-controlling interest	-	-	61
Total equity	568,041	569,042	660,174

Total liabilities and equity	$4,852,987	$4,750,269	$4,741,198

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except per share data)	2014	2014	2013	2014	2013

Interest income:
Interest and fees on loans and leases	$28,850	$28,364	$27,117	$112,137	$104,479
Interest and dividends on investment securities:
Taxable interest	7,858	7,744	8,980	33,574	31,498
Tax-exempt interest	1,000	1,002	992	3,996	4,051
Dividends	13	8	7	23	23
Interest on deposits in other banks	9	9	25	33	203
Dividends on Federal Home Loan Bank stock	11	12	12	46	24
Total interest income	37,741	37,139	37,133	149,809	140,278

Interest expense:
Interest on deposits:
Demand	96	96	90	373	349
Savings and money market	229	225	231	901	894
Time	573	629	651	2,453	2,801
Interest on short-term borrowings	10	10	3	92	6
Interest on long-term debt	649	647	662	2,572	3,119
Total interest expense	1,557	1,607	1,637	6,391	7,169

Net interest income	36,184	35,532	35,496	143,418	133,109
Provision (credit) for loan and lease losses	(5,371)	(1,722)	(1,333)	(6,414)	(11,310)
Net interest income after provision for loan and lease losses	41,555	37,254	36,829	149,832	144,419

Other operating income:
Service charges on deposit accounts	2,061	2,070	2,091	8,113	7,041
Loan servicing fees	1,460	1,446	1,479	5,798	6,057
Other service charges and fees	2,842	2,886	3,164	11,754	12,490
Income from fiduciary activities	865	797	748	3,552	2,855
Equity in earnings of unconsolidated subsidiaries	58	11	57	480	790
Fees on foreign exchange	113	118	160	464	508
Investment securities gains	-	-	482	240	482
Income from bank-owned life insurance	676	810	841	2,922	2,333
Loan placement fees	81	35	162	437	570
Net gains on sales of residential loans	1,394	1,685	1,494	5,545	9,986
Net gains on sales of foreclosed assets	9	218	56	971	8,584
Other	653	1,387	1,439	3,547	3,249
Total other operating income	10,212	11,463	12,173	43,823	54,945

Other operating expense:
Salaries and employee benefits	17,405	16,552	20,350	67,941	76,294
Net occupancy	3,877	4,051	3,672	15,252	14,323
Equipment	888	953	888	3,582	3,676
Amortization of other intangible assets	1,446	1,328	1,424	5,332	7,418
Communication expense	942	925	796	3,635	3,523
Legal and professional services	1,980	1,786	1,684	7,806	8,094
Computer software expense	1,735	1,659	1,397	6,327	4,579
Advertising expense	305	673	525	2,342	2,666
Foreclosed asset expense	267	1,355	43	1,710	1,036
Other	3,904	5,964	4,492	18,886	17,927
Total other operating expense	32,749	35,246	35,271	132,813	139,536

Income before income taxes	19,018	13,471	13,731	60,842	59,828
Income tax expense (benefit)	5,753	5,241	3,436	20,389	(112,247)
Net income	$13,265	$8,230	$10,295	$40,453	$172,075

Per common share data:
Basic earnings per share	$0.37	$0.23	$0.24	$1.08	$4.10
Diluted earnings per share	0.37	0.23	0.24	1.07	4.07
Cash dividends declared	0.10	0.10	0.08	0.36	0.16

Basic weighted average shares outstanding	35,653	35,863	42,040	37,366	41,961
Diluted weighted average shares outstanding	36,275	36,353	42,536	37,936	42,317

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Year Ended			Year Ended
(Dollars in thousands)	December 31, 2014			December 31, 2013			December 31, 2014			December 31, 2013
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$14,321	0.24%	$9	$39,316	0.25%	$25	$13,207	0.25%	$33	$81,249	0.25%	$203
Taxable investment securities, excluding
valuation allowance	1,246,840	2.53	7,871	1,551,844	2.32	8,987	1,344,821	2.50	33,597	1,534,136	2.05	31,521
Tax-exempt investment securities,
excluding valuation allowance	177,998	3.46	1,539	177,135	3.44	1,526	178,275	3.45	6,148	177,510	3.51	6,232
Loans and leases, including loans held for sale	2,914,253	3.94	28,850	2,553,574	4.23	27,117	2,798,826	4.01	112,137	2,394,955	4.36	104,479
Federal Home Loan Bank stock	44,329	0.10	11	46,517	0.10	12	45,185	0.10	46	47,202	0.05	24
Total interest earning assets	4,397,741	3.47	38,280	4,368,386	3.44	37,667	4,380,314	3.47	151,961	4,235,052	3.36	142,459
Nonearning assets	377,566			378,511			379,502			375,770
Total assets	$4,775,307			$4,746,897			$4,759,816			$4,610,822

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$791,811	0.05%	$96	$726,449	0.05%	$90	$764,504	0.05%	$373	$708,658	0.05%	$349
Savings and money market deposits	1,244,699	0.07	229	1,218,088	0.08	231	1,227,049	0.07	901	1,191,919	0.07	894
Time deposits under $100,000	245,209	0.42	261	272,051	0.42	285	254,572	0.42	1,069	285,042	0.46	1,301
Time deposits $100,000 and over	760,706	0.16	312	839,198	0.17	366	804,863	0.17	1,384	769,672	0.19	1,500
Short-term borrowings	13,166	0.31	10	4,239	0.32	3	31,732	0.29	92	1,988	0.32	6
Long-term debt	92,785	2.77	649	92,801	2.83	662	92,790	2.77	2,572	104,373	2.99	3,119
Total interest-bearing liabilities	3,148,376	0.20	1,557	3,152,826	0.21	1,637	3,175,510	0.20	6,391	3,061,652	0.23	7,169
Noninterest-bearing deposits	1,009,891			872,245			938,078			849,371
Other liabilities	45,526			59,659			51,003			73,040
Total liabilities	4,203,793			4,084,730			4,164,591			3,984,063
Shareholders' equity	571,514			662,106			595,210			621,282
Non-controlling interest	-			61			15			5,477
Total equity	571,514			662,167			595,225			626,759
Total liabilities & equity	$4,775,307			$4,746,897			$4,759,816			$4,610,822

Net interest income			$36,723			$36,030			$145,570			$135,290

Net interest margin		3.33%			3.29%			3.32%			3.19%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

Hawaii:
Commercial, financial and agricultural	$287,254	$276,804	$268,037	$272,007	$255,987
Real estate:
Construction	111,010	105,619	96,138	82,769	71,585
Mortgage:
- residential	1,282,324	1,251,808	1,226,864	1,180,092	1,136,573
- commercial	587,322	579,654	568,672	554,299	555,270
Consumer	254,259	250,838	243,148	231,432	230,664
Leases	3,140	3,691	4,087	5,338	6,241
Total loans and leases	2,525,309	2,468,414	2,406,946	2,325,937	2,256,320
Allowance for loan and lease losses	(62,685)	(65,747)	(65,367)	(64,759)	(66,639)
Net loans and leases	$2,462,624	$2,402,667	$2,341,579	$2,261,178	$2,189,681

U.S. Mainland:
Commercial, financial and agricultural	$176,509	$165,527	$164,707	$164,237	$142,729
Real estate:
Construction	3,544	3,621	3,740	3,886	4,031
Mortgage:
- commercial	115,951	116,920	129,060	129,254	147,497
Consumer	110,885	120,273	89,730	74,140	80,024
Total loans and leases	406,889	406,341	387,237	371,517	374,281
Allowance for loan and lease losses	(11,355)	(17,091)	(18,232)	(18,403)	(17,181)
Net loans and leases	$395,534	$389,250	$369,005	$353,114	$357,100

Total:
Commercial, financial and agricultural	$463,763	$442,331	$432,744	$436,244	$398,716
Real estate:
Construction	114,554	109,240	99,878	86,655	75,616
Mortgage:
- residential	1,282,324	1,251,808	1,226,864	1,180,092	1,136,573
- commercial	703,273	696,574	697,732	683,553	702,767
Consumer	365,144	371,111	332,878	305,572	310,688
Leases	3,140	3,691	4,087	5,338	6,241
Total loans and leases	2,932,198	2,874,755	2,794,183	2,697,454	2,630,601
Allowance for loan and lease losses	(74,040)	(82,838)	(83,599)	(83,162)	(83,820)
Net loans and leases	$2,858,158	$2,791,917	$2,710,584	$2,614,292	$2,546,781

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$13,007	$15,625	$16,657	$17,067	$3,533
Real estate:
Construction	310	324	373	379	4,015
Mortgage-residential	13,048	12,691	13,608	18,161	20,271
Mortgage-commercial	12,722	13,056	6,236	13,610	13,769
Total nonaccrual loans	39,087	41,696	36,874	49,217	41,588

Other real estate:
Real estate:
Construction	747	1,804	3,048	3,770	3,770
Mortgage-residential	2,201	1,685	2,041	901	1,184
Mortgage-commercial	-	107	158	158	209
Total other real estate	2,948	3,596	5,247	4,829	5,163
Total nonperforming assets	42,035	45,292	42,121	54,046	46,751

Loans delinquent for 90 days or more:
Commercial, financial and agricultural	-	-	-	7	-
Real estate:
Mortgage-residential	-	-	99	-	-
Consumer	77	62	20	23	-
Leases	-	-	-	-	15
Total loans delinquent for 90 days or more	77	62	119	30	15

Restructured loans still accruing interest:
Commercial, financial and agricultural	361	373	384	395	406
Real estate:
Construction	892	918	944	970	3,857
Mortgage-residential	17,845	17,980	18,456	18,152	16,508
Mortgage-commercial	10,405	10,671	10,941	2,312	2,502
Total restructured loans still accruing interest	29,503	29,942	30,725	21,829	23,273

Total nonperforming assets, loans delinquent for 90 days
more and restructured loans still accruing interest	$71,615	$75,296	$72,965	$75,905	$70,039

Total nonaccrual loans as a percentage of loans and leases	1.33%	1.45%	1.32%	1.82%	1.58%

Total nonperforming assets as a percentage of loans and
leases, and other real estate	1.43%	1.57%	1.50%	2.00%	1.77%

Total nonperforming assets and loans delinquent for 90 days or
more as a percentage of loans and leases, and other real estate	1.43%	1.58%	1.51%	2.00%	1.77%

Total nonperforming assets, loans delinquent for 90 days or
more and restructured loans still accruing interest as a
percentage of loans and leases, and other real estate	2.44%	2.62%	2.61%	2.81%	2.66%

Quarter to Quarter Changes in Nonperforming Assets:
Balance at Beginning of Quarter	$45,292	42,121	$54,046	$46,751	$59,049
Additions	1,986	8,824	2,485	15,000	7,099
Reductions
Payments	(843)	(2,209)	(4,327)	(2,251)	(16,654)
Return to Accrual Status	(190)	(1,544)	(9,278)	(4,749)	(1,145)
Sales of Foreclosed Real Estate	(1,444)	(542)	(817)	(654)	(1,496)
Charge-offs/Writedowns	(2,766)	(1,358)	12	(51)	(102)
Total Reductions	(5,243)	(5,653)	(14,410)	(7,705)	(19,397)
Balance at End of Quarter	$42,035	45,292	$42,121	$54,046	$46,751

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2014	2014	2013	2014	2013

Allowance for loan and lease losses:
Balance at beginning of period	$82,838	$83,599	$85,228	$83,820	$96,413

Provision for loan and lease losses	(5,371)	(1,722)	(1,333)	(6,414)	(11,310)

Charge-offs:
Commercial, financial and agricultural	3,083	408	611	5,046	2,812
Real estate:
Construction	-	-	-	-	358
Mortgage-residential	-	-	226	139	1,083
Mortgage-commercial	-	-	3,094	1,041	6,768
Consumer	1,461	991	572	3,703	1,595
Leases	-	-	-	8	-
Total charge-offs	4,544	1,399	4,503	9,937	12,616

Recoveries:
Commercial, financial and agricultural	397	777	466	2,326	1,387
Real estate:
Construction	196	1,100	795	2,040	3,596
Mortgage-residential	125	244	542	992	1,107
Mortgage-commercial	13	14	2,146	53	4,240
Consumer	384	224	138	1,152	657
Leases	2	1	341	8	346
Total recoveries	1,117	2,360	4,428	6,571	11,333

Net charge-offs (recoveries)	3,427	(961)	75	3,366	1,283

Balance at end of period	$74,040	$82,838	$83,820	$74,040	$83,820

Average loans and leases, net of unearned	2,914,253	2,848,983	2,553,574	2,798,826	2,394,955

Annualized ratio of net charge-offs
(recoveries) to average loans and leases	0.47%	(0.13)%	0.01%	0.12%	0.05%

Ratio of allowance for loan and lease losses
to loans and leases outstanding	2.53%	2.88%	3.19%	2.53%	3.19%